Exhibit 32.2

    Certificate of Chief Financial Officer required by 18 U.S.C. Section 1350

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended May 1, 2004 (the "Report") by Loehmann's Holdings Inc. ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


     Date:  June 9, 2004

                                         /s/ Robert Glass
                                         ---------------------------------------
                                         Name: Robert Glass
                                         Title: Chief Operating Officer, Chief
                                         Financial Officer and Secretary




         A signed original of this written statement required by 18 U.S.C
     Section 1350 has been provided to Loehmann's Holdings Inc. and will be retained by Loehmann's Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.